EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                   May 7, 2008

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2008 FINANCIAL RESULTS
EPS $0.05; CASH UP 26% FROM YEAR-END 2007

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the first quarter of 2008.  Net income for the quarter ended March 31, 2008 was $584,000, down from net income of $1.3 million in the first quarter of 2007.  Fully-diluted earnings per share for the quarter was $0.05 in the current quarter, compared to $0.12 in last year’s first quarter.  Total sales for the first quarter were $13.3 million, down 9% from $14.5 million in the same quarter last year.

Sales from the Retail Leathercraft operation, consisting of the Tandy Leather retail store chain, increased $16,000 in the first quarter, virtually the same as last year's first quarter sales of $6.3 million.  The chain consists of seventy-two stores as of March 31, 2008, compared to sixty-five retail stores a year ago.  First quarter sales for the Wholesale Leathercraft operation, consisting of the Leather Factory wholesale centers and the National Account group, decreased $1.2 million or 15% over the same quarter last year.  International Leathercraft, consisting of one combination wholesale and retail store located in the United Kingdom, added sales of $42k for the quarter.  This store was opened in February 2008.

Consolidated gross profit margins decreased from 59.3% in the first quarter of 2007 to 58.4% in the first quarter of 2008.  Operating expenses increased from $6.6 million in the first quarter of 2007 to $7.0 million in the first quarter of 2008, increasing as a percentage of revenue from 45.8% in 2007 to 52.9% in 2008.  Expenses associated with new stores, accelerated depreciation expense on leasehold improvements abandoned during the quarter, and expenses associated with the move of the central warehouse, factory, corporate and support departments to its new facility were the primary contributors to the additional expense.

Ron Morgan, Chief Executive Officer and President, commented, “We knew, and stated publicly, that our earnings this quarter would not be as strong as last year’s first quarter.  As expected, sales were weak and we had some unusual expenses in the first quarter.  The move of our corporate offices at the end of the quarter went better than expected and the UK store is showing good potential.  It missed reporting a profit in March by just a few hundred dollars so I expect it to begin adding to our profits in the second quarter.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 72 Tandy Leather retail stores, located in 34 states and 5 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	817/872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	317/867-2839 or Mgilbert@MagellanFin.com

This news release may contain forward-looking statements.  All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release.  These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations.  Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q.  Investors are reminded that past performance may not be predictive of future results.

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	03/31/2008 (unaudited)	12/31/2007 (audited)
ASSETS
CURRENT ASSETS:
Cash	$8,610,331	$6,810,396
Accounts receivable-trade, net of allowance for doubtful accounts
of $137,000 and $104,000 in 2008 and 2007, respectively	2,044,119	2,538,816
Inventory	16,227,628	17,473,352
Deferred income taxes	251,665	256,938
Other current assets	1,328,639	1,102,836
Total current assets	28,462,382	28,182,338

PROPERTY AND EQUIPMENT, at cost	14,220,027	11,793,317
Less accumulated depreciation and amortization	(4,497,550)	(4,794,505)
	9,722,477	6,998,812

GOODWILL	986,281	990,536
OTHER INTANGIBLES, net of accumulated amortization of
$328,000 and $313,000 in 2008 and 2007, respectively	368,783	384,134
OTHER assets	323,258	1,095,686
	$39,863,181	$37,651,506

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,485,783	$1,497,564
Accrued expenses and other liabilities	2,647,416	2,072,640
Income taxes payable	270,712	67,150
Current maturities of long-term debt and capital lease obligations	419,103	135,000
Total current liabilities	4,823,014	3,772,354

DEFERRED INCOME TAXES	293,743	148,648

LONG-TERM DEBT, net of current maturities	3,864,375	3,915,000
CAPITAL LEASE OBLIGATION, net of current maturities	525,275	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
10,982,951 shares issued at 2008 and 2007;
10,977,092 shares outstanding at 2008 and 2007	26,359	26,359
Paid-in capital	5,427,102	5,419,477
Retained earnings	24,622,170	24,037,672
Treasury stock (5,859 shares at cost)	(25,487)	(25,487)
Accumulated other comprehensive income	306,630	357,483
Total stockholders' equity	30,356,774	29,815,504
	$39,863,181	$37,651,506

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2008 and 2007

	2008	2007
NET SALES	$13,260,160	$14,507,805
COST OF SALES	5,519,138	5,909,852
Gross profit	7,741,022	8,597,953

OPERATING EXPENSES	7,019,638	6,643,172
INCOME FROM OPERATIONS	721,384	1,954,781

OTHER (INCOME) EXPENSE:
Interest expense	81,741	-
Other, net	(280,390)	(48,996)
Total other (income) expense	(198,649)	(48,996)

INCOME BEFORE INCOME TAXES	920,033	2,003,777

PROVISION FOR INCOME TAXES	335,535	657,422

NET INCOME	$584,498	$1,346,355

NET INCOME PER COMMON SHARE – BASIC	$0.05	$0.12

NET INCOME PER COMMON SHARE – DILUTED	$0.05	$0.12

Weighted Average Number of Shares Outstanding:
Basic	10,977,092	10,893,359
Diluted	11,067,863	11,150,246

Selected financial data:

	Quarter Ended 03/31/08		Quarter Ended 03/31/07
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,738,211	$123,955	$7,940,487	$1,346,203
Retail Leathercraft	6,270,774	614,452	6,254,219	553,748
International	41,737	(41,460)	-	-
Other	209,438	24,437	313,099	54,830
Total Operations	$13,260,160	$721,384	$14,507,805	$1,954,781

Wholesale Leathercraft	Quarter Ended 03/31/08		Quarter Ended 03/31/07
	# of stores	Sales	# of stores	Sales
Distribution centers	29	$5,829,014	29	6,624,606
New store-Midcontinent Leather Sales	1	162,938	1	185,263
National account group		746,259		1,130,618
Total Sales – Wholesale Leathercraft		$6,738,211		$7,940,487

Retail Leathercraft	Quarter Ended 03/31/08		Quarter Ended 03/31/07
	# of stores	Sales	# of stores	Sales
Same store sales	65	$5,889,635	65	$6,254,219
New store sales	7	381,139	-	-
Total Sales – Retail Leathercraft		$6,270,774		$6,254,219

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$584,498	$1,346,355
Adjustments to reconcile net income to net cash
provided by operating activities -
Depreciation and amortization	225,424	105,739
Gain on disposal of assets	(12,109)	-
Non-cash stock-based compensation	7,625	7,626
Deferred income taxes	150,368	(15,281)
Other	(46,598)	11,092
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	494,696	(239,162)
Inventory	1,245,723	(824,948)
Income taxes	203,563	368,418
Other current assets	(225,803)	(396,474)
Accounts payable-trade	(11,781)	726,168
Accrued expenses and other liabilities	574,775	(939,387)
Total adjustments	2,605,883	(1,196,209)
Net cash provided by operating activities	3,190,381	150,146

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,136,245)	(200,097)
Payments in connection with businesses acquired	-	(650,000)
Proceeds from sale of assets	-	25,337
Decrease (increase) in other assets	772,430	(81,063)
Net cash used in investing activities	(1,363,815)	(905,823)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations	(44,960)	(33,517)
Proceeds from exercise of stock options and warrants	18,329	50,910
Net cash provided by financing activities	(26,631)	17,393

NET INCREASE (DECREASE) IN CASH	1,799,935	(738,284)

CASH, beginning of period	6,810,396	6,739,891

CASH, end of period	$8,610,331	$6,001,607

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$81,741	-
Income tax paid during the period, net of (refunds)	$60,210	$304,908

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangement	$803,712	-